Exhibit 99.1

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	WILLIAM J. OWEN
FOR IMMEDIATE RELEASE	Senior Vice President,
Investor Relations
818-676-3936

ZENITH ANNOUNCES FIRST QUARTER RESULTS

WOODLAND HILLS, CALIFORNIA, April 21, 2010   .   ..   .   .   .   ..   .   .   .   .   ..   .   .   ..   .   . Zenith National Insurance Corp. (NYSE: ZNT) reported a net loss for the first quarter 2010 of $0.8 million, or $0.02 per share, compared to net income for the first quarter 2009 of $2.6 million, or $0.07 per share.

Net realized gains on investments after tax were $6.2 million, or $0.16 per share, for the first quarter 2010 compared to $4.1 million, or $0.11 per share, for the first quarter 2009.

Net investment income before tax was $17.4 million for the first quarter 2010 compared to $24.3 million for the first quarter 2009.  The annualized pre-tax yield on our investment portfolio for the first quarter 2010 was 3.8% compared to 5.3% for the first quarter 2009.  The average maturity of the fixed maturity portfolio, including short-term investments, was approximately 3.0 years at March 31, 2010 compared to 4.5 years at March 31, 2009.

The fair value of our available-for-sale investment portfolio includes net unrealized gains before tax of $62.5 million at March 31, 2010 compared to $56.1 million at December 31, 2009, an improvement of $6.4 million during the first quarter 2010, or $0.11 per share after tax.

Workers’ compensation underwriting loss before tax was $23.2 million for both the first quarter 2010 and 2009.

Workers’ compensation net premiums earned for the first quarter 2010 decreased 15% compared to the first quarter 2009.  We continue to experience a highly competitive environment as reflected in 13% fewer policies in-force compared to March 31, 2009 as a result of our risk management practices which emphasize pricing and underwriting discipline to maintain long-term profitability.  Insured payroll in-force, our best indicator of exposure, decreased 9% compared to March 31, 2009 reflecting the impact of increased unemployment and declining payroll levels of our insureds, as well as the impact of competition as shown in the reduction in policies in-force.  The reduction in net premiums earned also reflects the continuing impact of premium refunds on expiring policies due to lower payrolls for some of our insureds than what was estimated as the premiums were earned.  Although premium rates in California have started to increase modestly as compared to 2009, Florida rates have continued to decline.

Workers’ compensation combined ratio for the first quarter 2010 was 123.1% compared to 119.7% for the first quarter 2009.  The 2010 accident year loss ratio estimate, excluding loss adjustment expenses, increased modestly to 51.2% compared to 50.3% recorded in 2009 for the 2009 accident year loss ratio.  There was no net development recognized on prior accident year loss and loss adjustment expense reserve estimates for both the first quarter of 2010 and 2009.  Loss adjustment and underwriting expenses for the first quarter 2010 reflect the benefit of the cost reductions taken during 2009; however, the expense ratios increased due to the decline in premiums.

Stockholders’ equity per share at March 31, 2010 was $27.86 compared to $28.25 at December 31, 2009.

Commenting on the results, Stanley R. Zax, Chairman and President, said:  “Our operating results continue to be adversely impacted by declining premium and lower investment income.  Book value is lower than at December 31, 2009 primarily due to the stockholder dividend of $0.50 per share.  Our customers continue to be adversely impacted by the recession and it will be a slow process at best before job creation and increased payrolls occur.”

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items.  Statements containing words such as expect, anticipate, believe, estimate, likely or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited, to the following: 1) volatility in the financial markets and effectiveness of governmental solutions; 2) economic recession; 3) competition; 4) decreased payroll levels of our customers; 5) medical cost trends, including the potential future impacts caused by national healthcare legislation which may not be known for some time; 6) regulatory restrictions on investments; 7) changes in state and federal legislation and regulation; 8) changes in interest rates causing fluctuations of investment income and fair values of investments; 9) changes in the frequency and severity of claims and catastrophes; 10) adequacy of loss reserves; 11) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; 12) losses associated with any terrorist attacks that impact our workers’ compensation business for amounts not covered by our reinsurance protection; 13) losses caused by nuclear, biological, chemical or radiological events whether or not there is any applicable reinsurance protection; and 14) other risks detailed herein and from time to time in Zenith’s reports and filings with the Securities and Exchange Commission.

(Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended March 31,
(In thousands, except per share data)	2010	2009

TOTAL REVENUES	$127,148	$148,513

SELECTED INCOME DATA:
Net investment income after tax	$11,884	$16,375
Net realized gains on investments after tax (1)	6,155	4,078
Income from investments segment after tax	18,039	20,453

Net income (loss) (2)	$(800)	$2,600

NET INCOME (LOSS) PER COMMON SHARE (1) (2):
Basic and diluted	$(0.02)	$0.07

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.50	$0.50

STOCKHOLDERS’ EQUITY (as of March 31, 2010 and 2009):
Stockholders’ equity	$1,044,285	$1,001,431
Stockholders’ equity per common share (3)	27.86	26.82

NUMBER OF COMMON SHARES:
Outstanding (as of March 31, 2010 and 2009)	37,489	37,335
Weighted average for the period – basic and diluted	37,486	37,330

(1)

Net realized gains on investments after tax were $0.16 per share for the three months ended March 31, 2010 compared to $0.11 per share for the corresponding period of 2009. Net realized gains in 2009 were reduced by $6.3 million after tax, or $0.17 per share, for credit related impairment charges on two fixed maturity securities. Most of these securities were sold during 2009 and we realized gains of $1.0 million after tax at the time of sale. The remaining securities were sold in 2010 and we realized gains of $0.8 million after tax at the time of sale. There were no impairment charges recognized in the first quarter 2010.

(2)

Net loss for the three months ended March 31, 2010 includes $1.2 million after tax, or $0.03 per share, of expenses related to the previously announced pending merger with Fairfax Financial Holdings Limited (“Fairfax”), primarily legal costs. Net income for the three months ended March 31, 2009 was reduced by a charge related to workforce and other operating cost reductions of $3.3 million after tax, or $0.09 per share.

(3)

Stockholders’ equity at March 31, 2010 includes net unrealized gains on our available-for-sale investment portfolio of $1.08 per share after tax, compared to net unrealized losses of $1.54 per share after tax at March 31, 2009.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended March 31,
(In thousands)	2010	2009

TOTAL REVENUES:
Net premiums earned	$100,294	$117,983
Net investment income	17,385	24,256
Net realized gains on investments (1)	9,469	6,274
	$127,148	$148,513
RESULTS OF OPERATIONS (2):
Investments segment:
Net investment income	$17,385	$24,256
Net realized gains on investments (1)	9,469	6,274
	26,854	30,530
Workers’ compensation segment (3)	(23,168)	(23,212)
Reinsurance segment (4)	178	(158)
Parent (5)	(5,174)	(3,226)

Income (loss) before tax	(1,310)	3,934
Income tax expense (benefit)	(510)	1,334

NET INCOME (LOSS)	$(800)	$2,600

(1)

Net realized gains in 2009 were reduced by $9.7 million before tax for credit related impairment charges on two fixed maturity securities.  These impaired securities have subsequently been sold with gains realized at the time of sale of $1.6 million before tax during 2009 and $1.2 million before tax during 2010. There were no impairment charges recognized in the first quarter 2010.

(2)	See Supplemental Financial Information for a description of segment results.

(3)	See Workers’ Compensation Segment in the following tables.

(4)	In September 2005, we exited the assumed reinsurance business and ceased writing and renewing assumed reinsurance contracts.

(5)

The Parent loss includes interest expense before tax of $1.3 million in each of the three months ended March 31, 2010 and 2009. The three months ended March 31, 2010 also includes $1.8 million before tax of expenses related to the previously announced pending merger with Fairfax, primarily legal costs.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended March 31,
(Dollars in thousands)	2010		2009

WORKERS’ COMPENSATION SEGMENT (1):
Gross premiums written:
California	$62,724	58.9%	$68,945	55.0%
Outside California	43,771	41.1	56,332	45.0
Total	$106,495	100.0%	$125,277	100.0%

Net premiums written:
California	$60,994	58.9%	$66,974	55.2%
Outside California	42,506	41.1	54,436	44.8
Total	$103,500	100.0%	$121,410	100.0%

Net premiums earned:
California	$59,217	59.0%	$64,992	55.0%
Outside California	41,081	41.0	53,086	45.0
Total	$100,298	100.0%	$118,078	100.0%

Underwriting loss before tax/combined ratio	$(23,168)	123.1%	$(23,212)	119.7%

The components of the accident year combined ratio were as follows (2) (3):

	2010	2009

Losses	51.2%	50.3%
Loss adjustment expenses	23.8	22.8
Underwriting and other operating expenses	46.0	45.2
Policyholders’ dividends	2.1	1.4
Combined ratio	123.1%	119.7%

(1)	See Supplemental Financial Information for a description of segment results, premiums written, underwriting loss and combined ratio.

(2)	There was no net development recognized on prior accident year losses and loss adjustment expense reserve estimates for the three months ended March 31, 2010 and 2009.

(3)

Loss adjustment and underwriting expenses for the three months ended March 31, 2009 include a charge related to workforce and other operating cost reductions which contributed 4.2 percentage points to the 2009 workers’ compensation combined ratio.

ZENITH NATIONAL INSURANCE CORP.

Supplemental Financial Information (Unaudited)

HOW WE REPORT OUR RESULTS

Our business is comprised of the following segments: investments, workers’ compensation and reinsurance.  In September 2005, we exited the assumed reinsurance business.  Results of the investments segment include net investment income and net realized gains or losses on investments.  We do not allocate investment income to other segments.  Income or loss before tax from the workers’ compensation and reinsurance segments is determined by deducting losses and loss adjustment expenses incurred and underwriting and other operating expenses from net premiums earned (this result is also known as underwriting income or loss).  The parent loss includes interest expense and the general operating expenses of our parent company, Zenith National Insurance Corp., and in 2010 includes expenses related to the pending merger with Fairfax.

NON-GAAP MEASURES

In addition to the financial measures presented in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we also use certain non-GAAP financial measures to analyze and report our financial results.  Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations.  These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide information that reconciles the non-GAAP measures to the most comparable GAAP measures reported in our consolidated financial statements.

Combined Ratio

The combined ratio, expressed as a percentage, is a key measurement of profitability traditionally used in the property-casualty insurance business.  The combined ratio, also referred to as the “calendar year combined ratio,” is the sum of the losses and loss adjustment expense ratio and the underwriting and other operating expense ratio.  The losses and loss adjustment expense ratio is the percentage of net losses and loss adjustment expenses incurred to net premiums earned.  The underwriting and other operating expense ratio is the percentage of underwriting and other operating expenses to net premiums earned.  When the calendar year combined ratio is adjusted to exclude prior period items, such as loss reserve development and policyholders’ dividends, it becomes the “accident year combined ratio,” a non-GAAP financial measure.

Net Cash Flow from Insurance Operations

Net cash flow from our workers’ compensation and assumed reinsurance businesses are non-GAAP financial measures that represent the following on a pre-tax basis: premiums collected less losses, loss adjustment expenses, underwriting and other operating expenses paid.  We provide this measure to assist in understanding the net cash used in operating activities given that we exited the assumed reinsurance business in 2005.  The net cash flows from the insurance operations, in addition to investment income received, interest and other expenses paid by our parent company, and income taxes paid are included in net cash used in operating activities, the most comparable GAAP financial measure.  The following table provides a reconciliation of the net cash flow from our workers’ compensation and assumed reinsurance businesses to the net cash used in operating activities shown in the consolidated financial statements:

	Three Months Ended March 31,
(In thousands)	2010	2009

Net cash flow from workers’ compensation business	$(12,575)	$(27,641)
Net cash flow from assumed reinsurance business	(1,212)	(2,102)
Investment income received	19,471	25,134
Interest and other expenses paid by parent	(4,172)	(5,491)
Income taxes paid	(3,499)
Net cash used in operating activities	$(1,987)	$(10,100)

We maintain a portfolio of invested assets with varying maturities and a substantial amount of short-term investments to provide adequate liquidity.

ZENITH NATIONAL INSURANCE CORP.

Supplemental Financial Information (Unaudited)

Premiums Written

Gross premiums written is a non-GAAP financial measure representing the amount of premiums we have billed to our policyholders in the applicable period.  It is indicative of the amount of cash premium, before commission expense, that we expect to receive from our policies.  Net premiums written are premiums that we have billed to our policyholders less any reinsurance premiums ceded.  Net premiums earned, a GAAP measure, represent the portion of premiums written that is recognized as earned in the consolidated financial statements for the periods presented.  Premiums are earned on a pro-rata basis over the term of the policies.  The following table provides a reconciliation of workers’ compensation gross and net premiums written to net premiums earned:

	Three Months Ended March 31,
(In thousands)	2010	2009

Workers’ compensation:
Gross premiums written	$106,495	$125,277
Ceded premiums written	(2,995)	(3,867)

Net premiums written	103,500	121,410
Change in unearned premiums, net of reinsurance	(3,202)	(3,332)

Net premiums earned	$100,298	$118,078